Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 27, 2009, with respect to i) the consolidated financial statements of Energy Transfer Partners, L.P. and subsidiaries as of December 31, 2008 and 2007 and for the year ended December 31, 2008, for the four months ended December 31, 2007, and for each of the two years in the period ended August 31, 2007; ii) Energy Transfer Partners, L.P.’s internal control over financial reporting as of December 31, 2008; iii) the consolidated balance sheet of Energy Transfer Partners GP, L.P. and subsidiaries as of December 31, 2008; and iv) the consolidated balance sheet of Energy Transfer Partners, L.L.C. and subsidiaries as of December 31, 2008, all included in the Annual Report of Energy Transfer Partners, L.P. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Energy Transfer Partners, L.P. on Forms S-3 (File No. 333-147990, File No. 333-136429, and File No. 333-133176) and on Form S-8 (File No. 333-146338).

/s/ GRANT THORNTON LLP

Dallas, Texas

February 27, 2009